UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2008

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

The following information is being provided pursuant to paragraph (e) of Item 5.02 of Form 8-K:

The parent company of United States Cellular Corporation (“U.S. Cellular”), Telephone and Data Systems, Inc. (“TDS”), previously established the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan (the “SERP”) for the benefit of eligible employees of TDS and certain subsidiaries of TDS, including U.S. Cellular.  This plan provides supplemental benefits to offset the reduction of benefits under the TDS Pension Plan caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code.  The SERP is a non-qualified deferred compensation plan and is unfunded.

On August 27, 2008, TDS amended and restated the SERP to comply with the final U.S. Treasury Regulations and subsequent administrative guidance recently issued for Section 409A of the Internal Revenue Code of 1986, as amended.

In addition, the SERP was amended and restated to allow future amendments to the SERP to be approved by any two of the following officers of TDS:  Chief Executive Officer, Chief Financial Officer and Vice President-Human Resources, to clarify the survivor beneficiary provisions and to make certain administrative changes to the SERP.

The foregoing brief summary is qualified by reference to the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan (As Amended and Restated, Effective January 1, 2009), a copy of which is incorporated by reference into this Form 8-K as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  September 2, 2008

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President — Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibit is filed herewith as noted below.

Exhibit No.	Description

10.1

Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan (As Amended and Restated, Effective January 1, 2009), is hereby incorporated by reference from TDS’ Current Report on Form 8-K dated August 27, 2008